UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 11, 2019

NORTHERN POWER SYSTEMS CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-55184	98-1181717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

29 Pitman Road, Barre, Vermont 05641
(Address of Principal Executive Offices) (Zip Code)

(802) 461-2955
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2018, Northern Power Systems, Inc., a wholly owned subsidiary of Northern Power Systems Corp, a British Columbia corporation (collectively, the “Company”), entered into the Second Amended and Restated Forbearance Agreement by and between Comerica Bank and the Company (the “Amended Forbearance Agreement”). On May 29, 2018, Comerica informed the Company that the Company was not currently in compliance with two covenants (collectively, the “Covenants”) under that certain Amended and Restated Loan and Security Agreement by and between the Company and Comerica dated December 31, 2013 and as amended (the “Loan”). Ultimately, Comerica and the Company entered into (i) a Forbearance Agreement dated August 2, 2018 which the Company previously disclosed on a Form 8-K dated August 2, 2018 and Amended and Restated Forbearance Agreement dated November 30, 2018 which the Company previously disclosed on a Form 8-K dated December 4, 2018 (the “Forbearance Agreement). The Amended Forbearance Agreement amends and restates the Forbearance Agreement.

The terms of the Second Amended Forbearance Agreement provide, among other things, that Comerica shall, until the earlier of (i) April 1, 2019 or (ii) such date that there shall occur any further event of default, forbear from exercising any remedies that it may have against Borrower as a result of the occurrence of the existing defaults. In the event of a default, Comerica may immediately call the Loan. Further the Second Amended Forbearance Agreement provides that the Company (i) will repay its obligations under the Loan pursuant to the repayment schedule below and (ii) the Company shall use its best efforts to secure replacement financing of the debt under the Loan as soon as possible, and on or before March 1, 2019.

In connection with the asset disposition described below, the Company made a payment to Comerica of $350,000 leaving an aggregate amount of $300,000 due and payable under the Loan.

Repayment Schedule:

Payment Date	Payment Amount
Earlier of Sale Date with respect to the Transaction Assets set forth on Exhibit A or February 8, 2019	Lesser of (a) amount required to repay all principal, interest and fees or (b) $350,000
Earlier of Sale Date with respect to the Italian service business assets forth on Exhibit A or March 15, 2019	Lesser of (a) amount required to repay all principal, interest and fees or (b) $350,000
March 21, 2019	Lesser of (a) amount required to repay all principal, interest and fees or (b) $200,000
April 1, 2019	All outstanding principal, interest and fees.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 11, 2019, Northern Power Systems Corp (“Northern” or the “Company”) through its wholly owned subsidiary, Northern Power Systems, Inc. (“NPS”), executed and closed an Asset Purchase Agreement with WEG Electric Corp (“WEG”) pursuant to which WEG acquired the assets relating to NPS’s energy storage business, including Northern’s energy storage project pipeline and related intellectual property.  At closing, (i) NPS received proceeds of approximately $1,100,000 and (ii) WEG hired eight (8) energy storage focused employees from Northern. Despite the sale of its NPS’s energy storage assets, the Company continues focus on its distributed wind business and intends to market and sell its distributed wind turbines in the in a variety of markets including Italy, the United States, Canada, the Caribbean, the United Kingdom and Germany while also evaluating a variety of strategic alternatives with respect to the Company’s distributed wind assets.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Interim Chief Financial Officer and Appointment of Interim Chief Financial Officer

On February 11, 2019, the Company announced the departure of its Interim Chief Financial Officer Ciel R. Caldwell. effective immediately. Under the terms of separation, the Company may engage Ms. Caldwell as a consultant. Ms. Caldwell confirmed that her departure did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls or financial related matters.

Appointment of Interim Co-Chief Financial Officer

On February 11, 2019, the Board of Directors of the Company appointed William St. Lawrence, the Company’s Co-Interim Co-Chief Executive Officer and General Counsel of the Company, as the Company’s Interim Chief Financial Officer.

Mr. St. Lawrence joined the Company in March of 2017 as its General Counsel and assumed the additional responsibilities of Vice President of Business Development six months thereafter. In August 2018, Mr. St. Lawrence was appointed the Company’s Co-Chief Executive Officer. From 2012 to 2017, he served as the General Counsel and Chief Administrative Officer of Northeast Wireless Networks, LLC, a private equity backed company that designs, builds and operates cellular networks in rural US markets. Prior to joining Northeast Wireless, he acted as Legal and Corporate/ Business Development Officer for a significant family office and a variety of venture backed companies. Mr. St. Lawrence began his legal career in the New York office of Heller Ehrman where he represented venture funds, venture-backed companies and investments banks, including Allen & Company, in connection with M&A, public offerings, securities compliance, financings and general commercial matters. Mr. St. Lawrence is a graduate of Hobart College and the University of Maine School of Law.

There are no family relationships between Mr. St. Lawrence and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

There were no changes to Mr. St. Lawrence’s compensation package in connection with Mr. St. Lawrence’s appointment as Interim Chief Financial Officer.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are filed with this report.

Exhibit Number	Description
99.1	Press Release dated February 12, 2019
2.1	Asset Purchase Agreement, dated February 11, 2019 by and between Northern Power Systems, Inc. and WEG Electric Corp.
10.2	Second Amended and Restated Forbearance Agreement dated February 7, 2018 by and between Northern Power Systems, Inc. and Comerica Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN POWER SYSTEMS CORP.

Date: February 12, 2019	By:	/s/ William St. Lawrence
William St. Lawrence
Interim Co-Chief Executive Officer